ELIZABETH ARDEN, INC.
                         [Red Door Logo]





FOR IMMEDIATE RELEASE

           ELIZABETH ARDEN, INC. ANNOUNCES CONSOLIDATION OF ITS U.S.
                             WAREHOUSE OPERATIONS
          ~ Consolidating Into a Single U.S. Distribution Facility ~
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    New York, New York (November 3, 2003)   Elizabeth Arden, Inc. (NASDAQ:
RDEN), a global prestige fragrance and beauty products company, today announced that it is consolidating its U.S. distribution operations into a single facility in Roanoke, Virginia by March 2004.

     The consolidation is designed to reduce supply chain, logistics and corporate overhead expenses and to improve working capital efficiency by centralizing the U.S. logistics and fulfillment functions into one facility. The single transportation hub is expected to result in lower freight expenses as well as lower labor, insurance and other overhead expenses. This consolidation is part of the continuous effort by the Company to rationalize its cost structure globally since acquiring the Elizabeth Arden business in January 2001. Since that time, the Company has streamlined its facilities, including closing its Edison, New Jersey warehouse facility in 2002, and reduced its fixed overhead structure, while, at the same time, increasing its operating capacity.

     To accomplish the consolidation, the Company is planning on transitioning all of its U.S. distribution and warehouse operations to its existing facility in Roanoke, Virginia by March 2004. During the past year, Elizabeth Arden expanded and upgraded the facility, adding over 130,000 square feet, which more than tripled storage capacity and reduced the need for overflow warehouse space. Along with these improvements, the Company has been enhancing its materials handling equipment and enterprise application systems to provide for higher throughput capacity, more rapid response times, improved customer service and increased inventory turns. The physical expansion of the Roanoke facility was completed in September 2003 and was operational during the peak shipping month of October. The equipment upgrade will be completed in February 2004. Both projects were financed with minimal capital outlays.

     As part of this restructuring initiative, the Company will close and sell its Miami Lakes distribution center and relocate its Miami Lakes corporate offices to another location in the area. The proceeds from the sale of the building are expected to be more than adequate to repay the mortgage and all of the one-time severance and restructuring costs related to the consolidation. To ensure no disruption of customer service, the Company will continue shipping activities from the Miami Lakes facility until January 31, 2004 and move any remaining inventory to the Roanoke location following that date. Once the inventory is consolidated into one facility, it is expected that there will be a reduction in the total level of inventory required to support the business.

    In connection with the facility consolidation, the Company expects to realize estimated savings of approximately $2 million to $4 million during the fiscal year ended January 31, 2005, and approximately $4 million to $6 million on an annual basis for the fiscal years thereafter. The U.S. workforce will be reduced by approximately 10%.

    The Company expects to incur pre-tax charges of approximately $3.5 million related to severance benefits, including severance pay, outplacement services and health insurance assistance for affected employees, training and relocation costs that will be incurred by March 2004, with approximately $2.0 million to $2.5 million expected to be incurred in the fourth quarter of fiscal 2004. The consolidation will have no impact on the financial results for the third quarter of fiscal 2004. The Company intends to provide further details on the expense savings and charges when it reports its third quarter results in December 2003.

     Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc., commented, "While there is a clear economic rationale for consolidating our distribution facilities, it was an extremely difficult decision given the dedication and support of our people in Miami Lakes. Many of the affected employees have been instrumental in building our business and we are forever grateful for their dedication and service. We hope that the measures we have put in place to provide assistance will help them transition to their next opportunity.

     Mr. Beattie added, "We also want to stress that Elizabeth Arden remains committed to South Florida, as it will remain the home of our corporate headquarters. In addition to accommodating our corporate offices, our South Florida location will include certain sales, marketing, finance and other corporate functions."


Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Red Door Revealed, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion, Forever Elizabeth and Gardenia, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care line, including Ceramides and Eight Hour Cream; and the Elizabeth Arden cosmetics line.


Company Contact:  Marcey Becker
                  Senior Vice President, Finance
                  (203) 462-5809

Investor Contact: Cara O'Brien/Lila Sharifian
                  Press: Stephanie Sampiere
                  Financial Dynamics
                  (212) 850-5600

In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; our customers' financial condition; our ability to access capital for acquisitions; the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world; diseases affecting customer purchasing patterns including the Severe Acute Respiratory Syndrome (SARS) epidemic, delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.